Exhibit 10.36

First Amendment to Employment Agreement Between
Marguerite M. Elias
and eCollege.com

This First Amendment (“Amendment”) to the Employment Agreement between Marguerite M. Elias  (“Employee”) and eCollege.com (“eCollege”), dated August 9, 2004 (the “Agreement”), is entered into as of the 1st day of February, 2007.  Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Employee and eCollege previously entered into the Agreement;

WHEREAS, the parties wish to amend the Agreement as more specifically set forth below.

NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1)             Amendment.  The first sentence of Paragraph 3 of Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following language:

“Except as provided in the second sentence of this paragraph, the Employee’s annual target bonus for each year of the term of this Agreement, pursuant to the eCollege 2004 Annual Corporate Incentive Plan, is 35% of her base salary, subject to the Company’s achieving the criteria set forth in that Plan or as may be approved by the Compensation Committee for years after 2004; provided, however, that with respect to 2004, the Employee’s annual bonus will be pro-rated for portion of year actually worked, with a guaranteed minimum bonus for 2004 of $38,500. Solely with respect to the year ending December 31, 2007, for purposes of calculating the bonus payable with respect to such year and not for any other purpose (including without limitation calculation of amounts payable pursuant to clauses (4) and (5) of Section 5(b) and Section 6(b) of this Agreement, which shall continue to be based on a target bonus equal to 35% of base salary), Employee’s annual target bonus pursuant to the 2007 eCollege Financial Performance-Based Bonus Plan is 8.75% of her base salary.”

2)             Agreement Terms Unchanged.  No terms or conditions of the Agreement, other than the amended terms set forth in this Amendment, are changed by this Amendment. And the Agreement as amended hereby remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Addendum on the day first above written.

eCollege.com		Employee

By:	/s/ Oakleigh Thorne	By:	/s/ Marguerite Elias